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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-4 and the related Proxy Statement/Prospectus of Patriot American Hospitality, Inc., Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), and Interstate Hotels Company of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP

Seattle, Washington
February 9, 1998